Exhibit 99

OFG Bancorp Reports 1Q13 Results

SAN JUAN, Puerto Rico, April 25, 2013 – OFG Bancorp (NYSE: OFG) today reported results for the first quarter ended March 31, 2013.  OFG changed its name today from Oriental Financial Group Inc.

1Q13 Financial Summary

•         The acquisition of Banco Bilbao Vizcaya Argentaria, S.A.’s Puerto Rico operations (BBVA PR) on December 18, 2012, the deleveraging of the investment securities portfolio, and continued organic growth transformed OFG’s profitability in line with its strategic direction.

•         Return on assets (ROA) was 0.95%, return on equity (ROE) was 10.14%, and the efficiency ratio stood at 56.1% – all of which represent improvements from both the year ago and preceding quarters.

•         Income available to common shareholders increased to $17.7 million, or $0.37 per share diluted, compared to $9.5 million, or $0.23 per share diluted, in the year ago quarter, and a loss of $23.3 million, or ($0.53) per share, in 4Q12.

•         Interest income from loans increased 153.4% from the year ago quarter and 109.8% from the preceding quarter, while net interest margin (NIM) expanded to 4.65% from 2.60% in 1Q12 and 2.95% in 4Q12.

CEO’s Comment

“We are off to an excellent start for the year, “said José Rafael Fernández, President, Chief Executive Officer and Vice Chairman of the Board.

“Our first quarter 2013 results demonstrate OFG’s much improved earnings capability and quality.  By the end of last year, we had transformed our balance sheet.  In the first quarter we transformed our income statement.  We expect results to continue to benefit from our more diversified business portfolios as well as increased scale and leadership in our market.

“With 1Q13 earnings meeting expectations, we are on track to achieve our initial guidance of $1.40 GAAP EPS for 2013.  Operations are moving in line with our plan. The loan portfolio is performing well.  Credit quality remains strong.  The pipeline for loan generation is building as expected, and integration is moving ahead smoothly.

“ROA, ROE and the efficiency ratio were on, or moving towards, our targets of more than 1.00% and 12.00%, and the low 50% range, respectively.  Capital is growing, and we are realizing the anticipated benefits of the acquisition.”

1Q13 Income Statement Analysis

Net Interest Income

•         Interest income from loans totaled $100.5 million, up 153.4% from the year ago quarter and 109.8% from the preceding quarter, while interest income from investments of $13.1 million declined 56.6% from the year ago quarter and 20.3% from the preceding quarter.  The changes primarily reflect OFG’s significantly larger and higher yielding loan assets, along with the sharply reduced size of the investment securities portfolio.

•         Deposit interest expense of $10.5 million rose 14.9% from the year ago quarter and 38.6% from the preceding quarter.  The increases reflect OFG’s significantly larger deposit base and balances, partially offset by continued reductions in the cost of deposits.  1Q13 cost of deposits includes a benefit of $3.4 million from purchase accounting premium amortization related to higher-priced CDs upon their scheduled maturities during the quarter.

•         Due to the deleveraging, interest expense from borrowings of $10.6 million was 51.5% lower than the year ago quarter and 24.1% lower than the preceding quarter.  Also during 1Q13, OFG used available cash to pay off a $200 million repurchase agreement at maturity and to extinguish prior to maturity a former BBVA PR subordinated note of $50 million.

•         Consequently, net interest income (after provision for loan and lease losses) of $84.0 million increased 191.4% from the year ago quarter and 118.4% from the preceding quarter, and NIM of 4.65% increased 205 basis points (bps) from the year ago quarter and 170 bps from the preceding quarter. NIM was higher than initial guidance primarily due to the previously mentioned benefit from deposit premium amortization.

Non-Interest Income

•         Total bank and wealth management revenues of $23.2 million were up 102.2% from the year ago quarter and 58.1% from the preceding quarter.  The increase reflects a full quarter of OFG’s larger fee generating businesses, particularly as related to banking service fees and mortgage banking activities, as well as overall organic growth.

•         Trust assets managed at quarter end of $2.6 billion increased 9.4% from a year ago and 3.2% from the end of last year, while broker dealer assets gathered of $2.8 billion were up35.7% year over year and 2.6% from the end of last year.  The increases primarily reflect organic growth and higher market values of customer assets.

•         Non-core, non-interest items totaled ($13.9) million.  This compares to $1.3 million in the year ago quarter and ($34.0) million in 4Q12.  1Q13 included a $1.1 million gain from the aforementioned early extinguishment of the $50 million subordinated note.1Q13 also included $12.9 million in net amortization of the shared-loss indemnification asset related to the FDIC-assisted Eurobank acquisition in 2010.  The FDIC amortization was greater than in 4Q12 due to continued improvements in the performance of certain loan pools.

Non-Interest Expenses & Taxes

•         Non-interest expenses of $64.9 million, which reflect a full quarter of OFG’s expanded operations, increased from $39.5 million in 4Q12 and from $29.0 million in 1Q12.

•         1Q13 expenses included an accrual of $3.8 million towards the planned early termination of a contract with the third party servicer of certain loans acquired in the previously mentioned FDIC assisted transaction.  With the BBVA PR acquisition, OFG now has the staff and expertise to perform these functions.

•         1Q13 expenses also included $1.7 million in integration costs.  The integration program continues in line with plans to expense approximately $8 million in such costs in 2013.

•         The effective tax rate was 25.2% versus 15.4% in the year ago quarter, primarily due to a greater proportion of taxable income from loans versus tax exempt income from investment securities.

March 31, 2013 Balance Sheet Analysis

Loans & Deposits

•         Total net loans of $5.2 billion were up 215.3% from a year ago and up slightly from December 31, 2012.  The non-covered loan portfolio of $4.8 billion was up 305.6% year over year and 1.0% from the end of 2012. Net loans covered by the FDIC loss-share (certain former Eurobank loans) continued to pay down, declining to $379.7 million, a decrease of 17.8% from a year ago and 3.9% from the end of last year.

•         Consolidated loan production of $275.1million was up 149.7% from the year ago quarter and 86.4% from the preceding quarter.  On a sequential quarter basis, production of auto loans of $100.9 million was up 404.6%, consumer loans of $22.9million increased 142.9%, commercial loans of $74.0 million gained 31.5%, and residential mortgage loans of $77.1 million advanced 24.8%.

•         Deposits of $5.6 billion increased 140.0% from a year ago and were 2.2% lower from the end of last year.  The year over year increase reflects the addition of BBVA PR deposits as well as organic growth.  The quarter over quarter decline primarily reflects the previously mentioned reduction of certain higher priced CDs.

Investment Securities & Borrowings

•         Investment securities totaled $2.0 billion, down 43.8% from a year ago and 8.3% from the end of 2012.  The year over year decline reflects the significant reduction in size of the portfolio due to the deleveraging in the second half of 2012, while the quarter over quarter decline was due to certain prepayments.

•         Borrowings of $2.1 billion were down 37.5% from a year ago and 15.0% from the end of last year, due to the previously mentioned deleveraging and 1Q13 reduction in wholesale funding.

Stockholders’ Equity

•         Total stockholders’ equity of $870.2 million was up 26.3% from a year ago and 0.8% from the end of last year.  The year over year increase was due to capital raises related to the BBVA PR acquisition, and higher retained earnings and other comprehensive income.  The quarter over quarter growth primarily was due to increased retained earnings.

•         On a per common share basis, book value of $15.44 increased 0.9% and tangible book value of $13.73 increased 1.1%from the end of last year.

Other 1Q13 Highlights

•         Credit quality remained strong.  Total provision for loan and lease losses, net, was $8.6 million, down 15.4% from the year ago quarter and up $4.2 million from the preceding quarter.  The sequential increase reflects significantly higher loan production and larger loan portfolio for the full quarter.  Net credit losses of $3.4 million increased only about $730,000 from the year ago and preceding quarters. Credit quality of the acquired BBVA PR loans was in line with expectations.

•         Regulatory capital ratios continue to be above requirements for a well-capitalized institution.  Compared to the end of last year, tangible common equity to total assets of 7.20% increased from 6.74%, leverage capital ratio of 8.07% increased from 6.42%, tier 1 risk-based capital ratio increased to 13.24% from 12.94%, and total risk-based capital ratio increased to 15.26% from 15.15%.

Conference Call

A conference call to discuss OFG’s results, outlook and related matters will be held Friday, April 26, 2013 at 9:00 AM Eastern Time.  The call will be accessible live via a webcast on OFG’s Investor Relations website at www.orientalfg.com.  A webcast replay will be available shortly thereafter.  Access the webcast link in advance to download any necessary software.

Full Financial Tables

Full financial tables for 1Q13 can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.orientalfg.com.

About OFG Bancorp

Now in its 49th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations.  Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 64 financial centers.  Investor information can be found at www.orientalfg.com and will soon be available at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) difficulties in integrating the acquired Puerto Rico operations of Banco Bilbao Vizcaya Argentaria, S.A (BBVA PR) into OFG’s operations; (ii) the amounts by which our assumptions related to the acquisition fail to approximate actual results; (iii) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (iv) changes in interest rates, as well as the magnitude of such changes; (v) the fiscal and monetary policies of the federal government and its agencies; (vi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) possible legislative, tax or regulatory changes; and (xi) difficulties in combining the operations of any other acquired entity.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2012, as well as its other filings with the U.S. Securities and Exchange Commission.  Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalfg.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

OFG Bancorp
Financial Summary
(NYSE: OFG)	QUARTER ENDED
	March 31,	March 31,		December 31,
	2013	2012	%	2012
SUMMARY OF OPERATIONS (Dollars in thousands):
Interest Income:
Loans
Loans not covered under shared-loss
agreements with the FDIC	$80,263	$18,123	342.9%	$26,687
Loans covered under shared-loss agreements
with the FDIC	20,229	21,541	-6.1%	21,209
Total interest income from loans	100,492	39,664	153.4%	47,896
Investment income	13,136	30,255	-56.6%	16,491
Total interest income	113,628	69,919	62.5%	64,387
Interest Expense:
Deposits
Retail deposits	6,208	7,623	-18.6%	6,073
Institutional deposits	2,621	459	471.0%	544
Brokered deposits	1,649	1,041	58.4%	944
Total deposits	10,478	9,123	14.9%	7,561
Borrowings	10,568	21,811	-51.5%	13,926
Total interest expense	21,046	30,934	-32.0%	21,487
Net interest income	92,582	38,985	137.5%	42,900
Provision for non-covered loan and lease losses	7,916	3,000	163.9%	3,454
Provision for covered loan and lease losses, net	672	7,157	100.0%	982
Total provision for loan and lease losses, net	8,588	10,157	-15.4%	4,436
Net interest income after provision for loan
and lease losses	83,994	28,828	191.4%	38,464
Non-Interest Income (Loss):
Wealth management revenues	7,660	5,889	30.1%	7,516
Banking service revenues	12,382	3,080	302.0%	4,593
Mortgage banking activities	3,153	2,502	26.0%	2,563
Total banking and wealth management
revenues	23,195	11,471	102.2%	14,672
Net amortization of FDIC shared-loss
indemnification asset	(12,871)	(4,827)	-166.6%	(9,517)
Net gain (loss) on:
Sales of securities and derivative activities	(336)	7,351	-104.6%	(21,124)
Foreclosed real estate	(1,793)	(398)	-350.5%	(1,873)
Early extinguishment of subordinated capital note	1,061	-	-100.0%	-
Early extinguishment of repurchase agreements	-	-	-100.0%	(1,740)
Other	-	(833)	100.0%	221
Total non-interest income (loss), net	9,256	12,764	27.5%	(19,361)
Non-Interest Expenses:
Compensation and employee benefits	23,249	10,365	124.3%	12,905
Rent and occupancy costs	9,216	4,209	119.0%	4,832
Merger and restructuring charges	5,534	-	100.0%	4,990
General and administrative expenses	26,933	14,428	86.7%	16,779
Total non-interest expenses	64,932	29,002	123.9%	39,506
Income (loss) before income taxes	28,318	12,590	-124.9%	(20,403)
Income tax expense (benefit)	7,126	1,937	267.9%	(1,587)
Net income	21,192	10,653	-98.9%	(18,816)
Less: Dividends on preferred stock	(3,465)	(1,201)	-188.5%	(4,499)
Income available (loss) to common shareholders	$17,727	$9,452	-87.5%	$(23,315)

OFG Bancorp
Financial Summary
(NYSE: OFG)	QUARTER ENDED
	March 31,	March 31,		December 31,
	2013	2012	%	2012
(Dollars in thousands, except per share data)

PRE-TAX PRE-PROVISION OPERATING INCOME
Net interest income	$92,582	$38,985	137.5%	$42,900
Core non-interest income:
Wealth management revenues	7,660	5,889	30.1%	7,516
Banking service revenues	12,382	3,080	302.0%	4,593
Mortgage banking activities	3,153	2,502	26.0%	2,563
Total core non-interest income	23,195	11,471	102.2%	14,672
Non-interest expenses	(64,932)	(29,002)	123.9%	(39,506)
Less: merger and restructuring charges	5,534	-	100.0%	4,990
Total pre-tax pre-provision operating income	$56,379	$21,454	162.8%	$23,056
INCOME PER COMMON SHARE
Basic	$0.39	$0.23	-69.6%	$(0.53)
Diluted	$0.37	$0.23	-60.9%	$(0.53)
COMMON STOCK DATA
Average common shares outstanding	45,595	41,043	11.1%	44,020
Average potential common shares-options	159	119	33.6%	119
Average potential common shares-convertible
preferred stocks	7,138	-	100.0%	7,138
Average common shares outstanding
and equivalents	52,892	41,162	28.5%	51,277
Cash dividends per share of common stock	$0.06	$0.06	0.0%	$0.06
Cash dividends declared on common shares	$2,737	$2,442	12.1%	$2,735
SELECTED FINANCIAL DATA
PERFORMANCE RATIOS
Return on average assets	0.95%	0.65%	-46.2%	-1.27%
Return on average common equity	10.14%	6.00%	-69.0%	-13.27%
Equity-to-assets ratio	10.00%	10.67%	-6.3%	9.39%
Efficiency ratio	56.08%	57.48%	-2.4%	68.62%
TAX EQUIVALENT SPREAD
Interest-earning assets	5.70%	4.66%	22.3%	4.43%
Tax equivalent adjustment	0.38%	1.28%	-70.3%	0.90%
Interest-earning assets - tax equivalent	6.08%	5.94%	2.4%	5.33%
Interest-bearing liabilities	1.07%	2.12%	-49.5%	1.56%
Tax equivalent interest rate spread	5.01%	3.82%	31.2%	3.77%
Tax equivalent interest rate margin	5.03%	3.88%	29.6%	3.85%
NORMAL SPREAD
Investments	1.91%	2.80%	-31.8%	1.81%
Loans
Loans not covered under shared-loss agreements with the FDIC	6.64%	6.05%	9.8%	6.09%
Loans covered under shared-loss agreements with the FDIC	20.69%	17.52%	18.1%	20.77%
	7.70%	9.39%	-18.0%	8.87%
Interest-earning assets	5.70%	4.66%	22.3%	4.43%
Deposits
Retail deposits	0.60%	1.56%	-61.5%	1.05%
Institutional deposits	1.75%	1.61%	8.7%	1.46%
Brokered deposits	0.76%	1.70%	-55.3%	1.51%
	0.75%	1.58%	-52.5%	1.12%
Borrowings
Securities sold under agreements to repurchase	1.86%	2.30%	-19.1%	1.85%
Advances from FHLB and other borrowings	1.18%	3.64%	-67.6%	2.59%
FDIC-guaranteed term notes	-	4.11%	-	-
Subordinated capital notes	4.59%	3.64%	26.1%	3.93%
	1.87%	2.48%	-24.6%	1.98%
Interest-bearing liabilities	1.07%	2.12%	-49.5%	1.56%
Interest rate spread	4.63%	2.54%	82.3%	2.87%
Interest rate margin	4.65%	2.60%	78.8%	2.95%
AVERAGE BALANCES
Investments	$2,747,865	$4,316,332	-36.3%	$3,652,397
Loans	5,222,930	1,690,396	209.0%	2,160,214
Interest-earning assets	$7,970,795	$6,006,728	32.7%	$5,812,611
Deposits	$5,619,605	$2,310,878	143.2%	$2,697,124
Borrowings	2,264,468	3,512,418	-35.5%	2,814,401
Interest-bearing liabilities	$7,884,073	$5,823,296	35.4%	$5,511,525

OFG Bancorp
Financial Summary
(NYSE: OFG)	AS OF
	March 31,	March 31,		December 31,
	2013	2012	%	2012
(Dollars in thousands)

BALANCE SHEET
Cash and cash equivalents	$561,446	$448,882	25.1%	$868,695
Securities purchased under agreements to resell	60,000	170,000	100.0%	80,000
Investments:
Trading securities	1,787	364	390.9%	495
Investment securities available-for-sale, at fair value, with amortized cost of $1,948,685 (March 31, 2012 - $2,591,603, December 31, 2012 - $2,118,825)
FNMA and FHLMC certificates	1,553,110	2,402,392	-35.4%	1,693,447
CMO's issued by US Government sponsored agencies	271,608	117,874	130.4%	291,400
US Treasury Securities	11,500	-	100.0%	26,496
Obligations of US Government sponsored agencies	18,536	32,031	100.0%	21,847
Structured credit investments	-	29,643	-100.0%	-
GNMA certificates	12,897	25,796	-50.0%	15,164
Obligations of Puerto Rico Government and political subdivisions	120,396	58,887	104.5%	120,521
Other debt securities	25,108	5,793	333.4%	25,411
Total investment securities available-for-sale	2,013,155	2,672,416	-24.7%	2,194,286
Investment securities held-to-maturity, at amortized cost, with fair value of $969,400 at March 31, 2012
FNMA and FHLMC certificates	-	829,465	-100.0%	-
CMO's issued by US Government sponsored agencies	-	119,025	0.0%	-
Total investment securities held-to-maturity	-	948,490	-100.0%	-
Federal Home Loan Bank (FHLB) stock, at cost	33,458	23,779	40.7%	38,411
Other investments	66	69	-4.3%	73
Total investments	2,048,466	3,645,118	-43.8%	2,233,265
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial	1,911,535	330,813	477.8%	1,852,179
Mortgage	1,584,367	791,691	100.1%	1,615,177
Consumer	235,008	36,822	538.2%	234,078
Auto	1,070,952	28,363	3675.9%	1,064,124
Total loans receivable not covered under shared-loss agreements with the FDIC, gross	4,801,862	1,187,689	304.3%	4,765,558
Less: Deferred loan fees, net	(2,138)	(4,442)	51.9%	(3,463)
Total loans receivable not covered under shared-loss agreements with the FDIC	4,799,724	1,183,247	305.6%	4,762,095
Allowance for loan and lease losses on non-covered loans	(42,720)	(37,360)	-14.3%	(39,921)
Loans receivable, net	4,757,004	1,145,887	315.1%	4,722,174
Mortgage loans held for sale	77,643	46,157	68.2%	64,544
Total loans receivable not covered under shared-loss agreements with the FDIC, net	4,834,647	1,192,044	305.6%	4,786,718
Loans covered under shared-loss agreements with the FDIC	432,708	518,196	-16.5%	449,431
Allowance for loan and lease losses on covered loans	(52,974)	(56,437)	6.1%	(54,124)
Loans covered under shared-loss agreements with the FDIC, net	379,734	461,759	-17.8%	395,307
Total loans, net	5,214,381	1,653,803	215.3%	5,182,025
Other assets:
FDIC shared-loss indemnification asset	266,958	378,444	-29.5%	286,799
Derivative assets	23,233	12,515	85.6%	21,889
Accrued interest receivable	20,231	18,750	7.9%	17,554
Tax credits	8,706	1,303	568.2%	8,706
Prepaid FDIC Insurance	5,592	10,106	-44.7%	6,451
Other prepaid expenses	17,337	5,531	213.5%	19,674
Deferred tax asset, net	112,575	33,123	239.9%	117,201
Foreclosed real estate and repossessed properties	89,077	29,348	203.5%	81,531
Premises and equipment, net	83,461	20,722	302.8%	84,997
Servicing assets and advances	22,943	15,841	44.8%	18,771
Goodwill	64,021	2,701	2270.3%	64,021
Other intangibles	13,846	1,150	1104.0%	14,489
Accounts receivable and other assets	90,278	14,825	509.0%	87,300
Total assets	$8,702,551	$6,462,162	34.7%	$9,193,368

OFG Bancorp
Financial Summary
(NYSE: OFG)	AS OF
	March 31,	March 31,		December 31,
	2013	2012	%	2012
(Dollars in thousands)
Deposits:
Retail deposits	$4,129,558	2,005,101	106.0%	4,158,565
Institutional deposits	593,524	101,363	485.5%	602,828
Brokered deposits	840,432	211,738	296.9%	928,166
Total deposits	5,563,514	2,318,202	140.0%	5,689,559
Borrowings:
Short-term borrowings	60,846	-	100.0%	92,222
Securities sold under agreements to repurchase	1,491,675	3,056,165	-51.2%	1,695,247
Advances from FHLB and other borrowings	433,294	287,713	50.6%	544,276
Federal funds purchased	29,612	-	100.0%	9,901
Subordinated capital notes	98,436	36,083	172.8%	146,038
Total borrowings	2,113,863	3,379,961	-37.5%	2,487,684
Total interest-bearing liabilities	7,677,377	5,698,163	34.7%	8,177,243

Other liabilities:
Derivative liabilities	24,024	49,426	-51.4%	26,260
Acceptances outstanding	32,512	-	100.0%	26,996
Accrued expenses and other liabilities	98,396	25,284	289.2%	99,263
Total liabilities	7,832,309	5,772,873	35.7%	8,329,762

Stockholders' equity:
Preferred stock	176,000	68,000	158.8%	176,000
Common stock	52,671	47,841	10.1%	52,671
Additional paid-in capital	537,500	499,786	7.5%	537,453
Legal surplus	54,128	51,245	5.6%	52,143
Retained earnings	83,739	74,091	13.0%	70,734
Treasury stock, at cost	(80,847)	(81,772)	-1.1%	(81,275)
Accumulated other comprehensive income, net	47,051	30,098	56.3%	55,880
Total stockholders' equity	870,242	689,289	26.3%	863,606
Total liabilities and stockholders' equity	$8,702,551	$6,462,162	34.7%	$9,193,368

SELECTED FINANCIAL DATA AT YEAR-END
Common shares outstanding at end of period	45,621	40,690	12.1%	45,580
Common shares outstanding at end of period assuming that convertible preferred shares were converted at March 31, 2013	52,760
Book value per common share	$15.44	$15.33	0.7%	$15.31
Book value per common share assuming that convertible preferred shares were converted at March 31, 2013	$14.85
Tangible book value per common share	$13.73	$15.24	-9.9%	$13.59
Trust assets managed	$2,594,560	$2,372,129	9.4%	$2,514,401
Broker-dealer assets gathered	2,792,643	2,058,331	35.7%	2,722,197
Total assets managed	$5,387,203	$4,430,460	21.6%	$5,236,598

OFG Bancorp
Financial Summary
(NYSE: OFG)	AS OF
	March 31,	March 31,		December 31,
	2013	2012	%	2012
CAPITAL DATA
Leverage capital ratio	8.07%	10.24%	-21.2%	6.42%
Leverage capital ratio required	4.00%	4.00%		4.00%
Actual tier 1 capital	$698,786	$663,897	5.3%	$678,127
Tier 1 capital required	$346,284	$259,318	33.5%	$422,307
Excess over regulatory requirement	$352,502	$404,579	-12.9%	$255,820

Tier 1 risk-based capital ratio	13.24%	32.53%	-59.3%	12.94%
Tier 1 risk-based capital ratio required	4.00%	4.00%		4.00%
Actual tier 1 risk-based capital	$698,786	$663,897	5.3%	$678,127
Tier 1 risk-based capital required	$211,112	$81,264	159.8%	$209,634
Excess over regulatory requirement	$487,674	$582,633	-16.3%	$468,493
Risk-weighted assets	$5,277,810	$2,040,600	158.6%	$5,240,861

Total risk-based capital ratio	15.26%	33.83%	-54.9%	15.15%
Total risk-based capital ratio required	8.00%	8.00%		8.00%
Actual total risk-based capital	$805,330	$690,255	16.7%	$794,195
Total risk-based capital required	$422,225	$163,248	158.6%	$419,269
Excess over regulatory requirement	$383,105	$527,007	-27.3%	$374,926
Risk-weighted assets	$5,277,810	$2,040,600	158.6%	$5,240,861

Tangible common equity to total assets	7.20%	9.56%	-24.7%	6.74%
Tangible common equity to total risk-weighted assets	1.87%	30.26%	-93.8%	11.82%
Total equity to total assets	10.00%	10.67%	-6.3%	9.39%
Total equity to risk-weighted assets	16.49%	33.78%	-51.2%	16.48%

Tier 1 common equity to risk-weighted assets	9.43%	29.20%	-67.7%	9.11%
Tier 1 common equity	$497,916	$595,897	-16.4%	$477,241

OFG Bancorp
Financial Summary
(NYSE: OFG)	QUARTER ENDED
	March 31,	March 31,		December 31,
	2013	2012	%	2012
(Dollars in thousands)
Loan Production Summary: (Legacy loans and loans generated post acquisition)
Mortgage	$77,124	$45,031	71.3%	$61,795
Commercial	74,004	55,401	33.6%	56,270
Auto	100,981	4,564	2112.6%	20,011
Consumer	22,954	5,172	343.8%	9,451
Total loan production	$275,063	$110,168	149.7%	$147,527

CREDIT DATA:

Net credit losses: (Legacy loans and loans generated post acquisition)
Mortgage	$2,588	$922	180.7%	$1,871
Commercial	529	1,570	-66.3%	631
Consumer	181	131	38.2%	135
Auto	85	27	214.8%	16
Total net credit losses	$3,383	$2,650	27.7%	$2,653
Net credit losses to average loans outstanding	0.98%	0.88%	11.4%	0.88%

	AS OF
	March 31,	March 31,		December 31,
	2013	2012	%	2012

Allowance for loan and lease losses on non- covered loans	$42,720	$37,360	14.3%	$39,921

Allowance coverage ratios: (Legacy loans and loans generated post acquisition)
Allowance for loan and lease losses to total loans, excluding acquired loans	3.02%	3.15%	-4.1%	3.17%
Allowance for loan and lease losses to non- performing loans, excluding acquired loans	32.30%	30.54%	5.8%	27.52%

Non-performing assets summary: (Legacy loans and loans generated post acquisition)
Mortgage	$99,650	$88,960	12.0%	$115,002
Commercial	24,683	33,082	-25.4%	29,506
Consumer	371	286	29.7%	442
Auto	251	12	1991.7%	131
Non-performing loans	124,955	122,340	2.1%	145,081
Foreclosed properties	17,121	16,356	4.7%	17,379
Other repossessed assets	52	54	100.0%	24
Mortgage loans held for sale	-	1,519	-100.0%	319
Non-performing assets	$142,128	$140,269	1.3%	$162,803
Non-performing loans to:
Total loans, excluding acquired loans	8.82%	10.30%	-14.4%	11.50%
Total assets, excluding covered loans	1.51%	2.04%	-26.0%	1.65%
Total capital	14.36%	17.75%	-19.1%	16.80%
Non-performing assets to total assets, excluding covered assets	1.71%	2.34%	-26.9%	1.86%
Non-performing assets to total capital	16.33%	20.35%	-19.8%	18.85%

Loans past due: (Legacy loans and loans generated post acquisition)
Early delinquency (30-89 days past due)
Mortgage	$87,283	$35,696	144.5%	$68,898
Commercial	3,652	3,652	0.0%	9,866
Consumer	1,097	1,076	2.0%	839
Auto	3,314	484	584.7%	381
	$95,346	$40,908	133.1%	$79,984
Total delinquency (30 days and over past due)
Mortgage	$189,223	$124,656	51.8%	$189,609
Commercial	27,297	31,736	-14.0%	27,578
Consumer	1,437	1,287	11.7%	1,247
Auto	3,387	496	582.9%	512
	$221,344	$158,175	39.9%	$218,946